      As filed with the Securities and Exchange Commission on June 17, 2004
                                                    Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         O2 MICRO INTERNATIONAL LIMITED
             (Exact Name of Registrant as Specified in its Charter)

             Cayman Islands                          Not applicable
    (State or Other Jurisdiction of                 (I.R.S. Employer
     Incorporation or Organization)              Identification Number)

                 Grand Pavilion Commercial Centre, West Bay Road
                        P.O. Box 32331, SMB, George Town
                          Grand Cayman, Cayman Islands
               (Address of Principal Executive Offices)(ZIP Code)

             O2 Micro International Limited 1999 Stock Incentive Plan
                              (Full Title of Plans)

                                   ----------

                                   Sterling Du
                             Chief Executive Officer
                         O2 Micro International Limited
                               c/o O2 Micro, Inc.
                            3118 Patrick Henry Drive
                          Santa Clara, California 95054
                                 (408) 987-5920
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   ----------

                                    Copy to:
                              Justin Bastian, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                            Palo Alto, CA 94304-1018
                                 (650) 813-5600

                                   ----------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                  PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
       TITLE OF SECURITIES           AMOUNT TO     OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
        TO BE REGISTERED           BE REGISTERED    PER SHARE(1)           PRICE            FEE
----------------------------------------------------------------------------------------------------
Ordinary Shares, $0.001 par value    1,000,000        $ 15.72         $ 15,720,000       $ 1,991.72
====================================================================================================

(1) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price has been based on (i) registration hereunder of an aggregate of 1,000,000 shares and (ii) the average of high and low sales prices, $16.05 and $15.39, respectively, of O2 Micro International Limited's Ordinary Shares reported on the NASDAQ National Market System on June 14, 2004.

        In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

        The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by O2 Micro International Limited (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

        a. The contents of the Registrant's Registration Statement on Form S-8, Commission File No. 333-12672, including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the incorporation set forth herein.

        b. The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2003, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the Registrant's latest fiscal year.

        c. The description of the Registrant's Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on August 16, 2000, including any amendment or report filed for the purpose of updating such description.

        All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

        5.1     Opinion of Maples and Calder

        23.1    Consent of Maples and Calder (contained in Exhibit 5.1)

        23.2    Consent of Deloitte & Touche

        23.3    Consent of Deloitte & Touche

        23.4    Consent of Morrison & Foerster LLP

        24.1    Power of Attorney

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, O2 Micro International Limited, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on June 16, 2004.

                                                  O2 MICRO INTERNATIONAL LIMITED

                                                  By:  /s/ Sterling Du
                                                       -------------------------
                                                       Sterling Du
                                                       Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Sterling Du as his or her true and lawful attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming the said attorneys-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                     Capacity                        Date
--------------------------    ----------------------------    ----------------
                              Chief Executive Officer and
/s/ Sterling Du               Chairman of the Board           June 16, 2004
--------------------------    (Principal Executive
      Sterling Du             Officer)

/s/ Perry Kuo                 Chief Financial Officer and     June 16, 2004
--------------------------    Director (Principal
      Perry Kuo               Financial and Accounting
                              Officer)

/s/ James Keim                Director                        June 15, 2004
--------------------------
      James Keim

/s/ Michael Austin            Director                        June 13, 2004
--------------------------
      Michael Austin

/s/ Lawrence Lin              Director                        June 14, 2004
--------------------------
      Lawrence Lin

/s/ Keisuke Yawata            Director                        June 14, 2004
--------------------------
      Keisuke Yawata

/s/ Geok Ling Goh             Director                        June 15, 2004
--------------------------
      Geok Ling Goh

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DOCUMENT
------                             --------

5.1          Opinion of Maples and Calder

23.1         Consent of Maples and Calder (contained in Exhibit 5.1)

23.2         Consent of Deloitte & Touche

23.3         Consent of Deloitte & Touche

23.4         Consent of Morrison & Foerster LLP

24.1         Power of Attorney